Exhibit 10.6

APPENDIX B

CONDITIONS FOR GUARANTEE FACILITY (“LC/BG”)

[to be construed as an essential part of the Letter of Offer]

The following are the general terms and conditions for Letter of Credit or Bank Guarantee (where applicable) stated in the foregoing Letter of Offer:-

1.	FEES AND OTHER CHARGES

(a)	Arranger Fee is chargeable on the amount stipulated in the LC/BG for the full liability period inclusive of the claims period (if any) as set out in Clause 12 of Specific Terms and Conditions hereto subject to a minimum charge of Ringgit Malaysia Two Hundred (RM200-00) per transaction. Such fee is payable upfront at the time of the issuance of the LC/BG. There shall be no refund in the event of an early cancellation or release or premature return of any LC/BG.

(b)	The Customer shall further pay such other fees and/or charges as MDV shall determine and/or prescribe from time to time.

2.	COMPENSATION RATE

(a)	Upon any claims under any LC/BG made by MDV partner bank(s), MDV may elect to finance the Customer’s obligations in respect of the LC/BG Amounts (as referred below) in the manner as stipulated under Clause 4(c) of Appendix B hereof. In the event the Customer fails to settle any amount disbursed under the Facility towards settlement of any claims under LC/BG by MDV partner bank(s), the Customer shall pay to MDV a compensation (Ta’widh) at the rate, and in the manner as set out in Clause 25 of Appendix A hereof.

(b)	The amount of such compensation shall not be compoundable

3.	AVAILABILITY PERIOD

The LC/BG shall be made available for utilisation within the Availability Period as set out in the Letter of Offer and upon completion and execution of documentation to the satisfaction of MDV as shall be advised by MDV’s solicitors including the fulfilment of all Conditions Precedent as set out in this Letter of Offer

4.	METHOD OF FINANCING AND ISSUANCE OF LC/BG BY MDV PARTNER BANK(S)

(a)	Please note that MDV shall procure a MDV partner bank(s) to issue the LC/BG for the benefit of the Customer pursuant to the Guarantee Facility in accordance with the financing procedures and the relevant underlying Shariah contract adopted by MDV partner bank(s).

(b)	The LC/BG shall not be issued by MDV itself.

(c)	MDV may finance the Customer’s LC/BG by utilising any available amount under:

(i)	the Facility (for non-revolving); and

(ii)	the Facility (revolving) by requesting for disbursement of the Facility (revolving). For the purpose of each disbursement for the Facility (revolving), MDV and Customer shall enter into new Murabahah Sale Contract in the manner as set out in Clause 1 and Clause 3 of Appendix A hereof.

5.	CONDITIONS PRECEDENT FOR ISSUANCE

The LC/BG may be utilized by the Customer upon fulfilment of all of the following conditions:-

(a)	fulfilment of all the Conditions Precedent as set out in the Letter of Offer;

(b)	MDV has received from the Customer in respect of each issuance of the relevant LC/BG, the valid and duly completed and signed application form(s) as may be prescribed by MDV partner bank(s) and/or MDV (the “Issue Request”), accompanied by such contracts or other documents relevant to the Issue Request as MDV and/or MDV partner bank(s) may request from time to time; and

(c)	issuance of the LC/BG shall be based on format and substance acceptable to MDV and/or MDV partner bank(s).

6.	SINKING FUND

Without prejudice to all other rights of MDV and until demand is made by MDV and/or subject to further changes made by MDV, the Customer undertakes and agrees that a sinking fund shall be created in accordance with Clause 13 of Specific Terms and Conditions hereto.

7.	GENERAL TERMS AND CONDITIONS OF THE LC/BG

(a)	The Issue Request shall as against the Customer be irrevocable once the same is delivered to MDV. Any LC/BG to be issued by MDV partner bank(s) at the Customer’s request shall be in such form and substance and shall contain such terms as MDV and MDV partner bank(s) shall deem fit at their absolute discretion.

(b)	The format of the relevant LC/BG to be issued Is subject to the approval of both MDV and MDV partner bank(s) and MDV and MDV partner bank(s) reserve the right at their absolute discretion to refuse to establish any LC/BG without assigning any reason thereof.

(c)

The Customer agrees that MDV partner bank(s)’s obligation under any LC/BG issued is absolute and unconditional and requires payment to the beneficiary(ies) named in such LC/BG upon first written demand thereof by the said beneficiary(ies), notwithstanding any objection on the part of the Customer. MDV partner bank(s) shall be entitled to make any payment under the LC/BG upon demand by the beneficiary(ies) without further investigation or enquiry and MDV partner bank(s) need not concern itself with the propriety of any claim made under or in the manner required under the LC/BG. The Customer hereby acknowledges and confirms that it shall not be entitled whether at law or in equity to stop or demand MDV or MDV partner bank(s) to withhold any payment under the LC/BG. Accordingly, it shall not be a defence to any demand made on the Customer that MDV or MDV partner bank(s) was or might have been justified in refusing payment in whole or in part of the amounts so claimed by the beneficiary(ies).

(d)

If the beneficiary or any of the beneficiaries under any LC/BG issued shall demand for payment under any LC/BG issued or in the event MDV is required to make or has made payment under any LC/BG, MDV may at any time demand payment from the Customer hereunder and MDV shall forthwith be paid by the Customer full for the amount so demanded together with compensation (Ta’widh) at the rate and in the manner as set out in Clause 25 of Appendix A hereof commencing from the date such monies are paid out by MDV partner bank(s) up to the date of MDV’s actual receipt of the full amount thereof from the Customer (collectively, the “LC/BG Amounts”).

For the purpose of this paragraph, MDV may utilise and debit any available amount under the Facility to finance the Customer’s obligations in respect of the LC/BG Amounts in the manner as stipulated under Clause 4(c) of Appendix B hereof.

(e)	The Customer hereby agrees to indemnify and hold harmless MDV against all claims and demands, actions and proceedings, all costs, losses, damages, fees and expenses including legal costs as between solicitor and client and all other liabilities of whatsoever nature or description which MDV may incur or sustain by reason of or in any way arising in connection with any LC/BG issued and execution of any documents/instruments by MDV or any discrepancy/irregularity contained in relevant documents/instruments in relation to the issuance of LC/BG.

Notwithstanding the aforesaid and for purposes of clarification, it is hereby expressly agreed that nothing herein contained shall be construed so as to render it obligatory upon MDV to first make payment under any LC/BG and thereafter seek reimbursement / payment from the Customer; and the Customer’s obligations to pay to MDV the amount demanded by MDV immediately upon MDV’s demand irrespective of whether or not MDV has made any payment under the LC/BG.

(f)	The Customer further agrees that the aforesaid liabilities shall be continuing liability and shall remain in full force and effect until the LC/BG is released or returned to MDV or sufficient written notification of release and discharged is obtained from the holder of the said LC/BG and the Customer liability hereunder is fully discharged subject to MDV’s satisfaction.

(g)	The Customer hereby agrees to observe and comply with all terms and conditions governing the operations of the LC/BG as shall be prescribed by MDV and/or MDV partner bank(s) from time to time.

(h)	The Customer agrees that it shall remain liable to MDV on any LC/BG issued hereunder until MDV partner bank(s) is released from liability by the beneficiary or beneficiaries named in the LC/BG or in the event of the LC/BG being enforced, until the Customer has paid in full all amounts due hereunder, which ever is the later.

(i)	In the event there is an excess amount arising from conversion of the LC/BG due to foreign exchange loss or any reason whatsoever, such excess amount shall be considered as part of the Facility and the Customer hereby agrees to pay to MDV upon demand the difference between the excess amount and the guarantee amount of the LC/BG, subject to the terms of the MDV partner bank(s), as determined by MDV which determination shall, save for any manifest error be conclusive and binding on the Customer.

8.	WITHDRAWAL OF LC/BG/VARIATION OF TERMS OF LC/BG

Notwithstanding anything herein, MDV reserves the right to vary the terms of the LC/BG (including but not limited to its tenure) and/or withdraw LC/BG in the event that MDV partner bank(s) withdraws or varies the terms of its LC/BG with MDV and MDV shall have no liability towards the Customer for such variation and/or withdrawal.

9.	OTHER CONDITIONS

MDV and/or MDV partner bank(s) reserves the right to impose any other conditions from time to time in relation to the issuance of the Guarantee Facility.

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